Black Rock Coffee Bar, Inc. Reports Fourth Quarter and Full Year 2025 Results
Total Revenue Growth of 25.3% Year Over Year in the Fourth Quarter
Same Store Sales Growth of 9.3% Year Over Year in the Fourth Quarter
Opened 12 New Stores in the Fourth Quarter
SCOTTSDALE, Ariz., March 3, 2026 (GLOBE NEWSWIRE) -- Black Rock Coffee Bar, Inc. (Nasdaq: BRCB) (“Black Rock Coffee Bar” or the “Company”) today announced financial results for the fourth quarter ended December 31, 2025.
Fourth Quarter 2025 Highlights
•Opened 12 new stores during the period
•Total revenue of $53.6 million, up 25.3% compared to the prior year period
•Same Store Sales Growth(1) increased 9.3% compared to the prior year period
•Income (loss) from operations of $1.8 million compared to $(0.1) million in the prior year period. In the fourth quarter of 2025, income from operations margin was 3.3%
•Store-Level Profit(2) of $15.7 million as compared to $11.6 million in the prior year period. In the fourth quarter of 2025, Store-Level Profit Margin was 29.4%
•Selling, general, and administrative (“SG&A”) expenses of $9.4 million, or 17.6% of total revenue, compared to $7.8 million, or 18.2% of total revenue, in the prior year period
•Adjusted Selling, General, and Administrative Expenses(2) of $8.0 million, or 15.0% of total revenue, compared to $6.4 million, or 15.0% of total revenue, in the prior year period
•Net income grew 137.4% to $1.6 million, as compared to a net loss of $(4.2) million in the prior year period
•Adjusted EBITDA(2) grew 52.4% to $6.5 million, as compared to $4.3 million in the prior year period
•Total store operating weeks of 2,251, as compared to 1,896 in the prior year period
“Black Rock Coffee Bar finished the year with strong momentum, delivering 25.3% revenue growth in the fourth quarter and 24.5% revenue growth for the full year, fueled by our exceptional same store sales growth and new store openings. Adjusted EBITDA also grew 52.4% in the quarter and 36.2% for the year, underscoring the strength of our operating model. Performance across our growth markets highlights the effectiveness of our scalable development playbook and the impact of our strategic initiatives - reflected in another quarter of outperformance by our newest cohort on sales, store-level profit, employee retention, and guest satisfaction - all while delivering healthy cash-on-cash returns. Looking into 2026, our momentum through year-end combined with our continued focus on a differentiated guest experience, people first culture and disciplined expansion strategy, gives us confidence in our outlook and the long-term value we are building for shareholders," said Mark Davis, Chief Executive Officer.
Full Year 2025 Highlights
•Opened 32 new stores during the period
•Total revenue of $200.3 million, up 24.5%, compared to the prior year
•Same Store Sales Growth(1) increased 10.1% compared to the prior year
•Income from operations of $0.9 million as compared to $6.0 million in the prior year. In 2025, income from operations margin was 0.4%
•Store-Level Profit(2) of $58.5 million as compared to $44.8 million in the prior year. In 2025, Store-Level Profit Margin was 29.2%
•SG&A expenses of $41.3 million, or 20.6% of total revenue, compared to $25.3 million, or 15.7%, in the prior year
•Adjusted Selling, General, and Administrative Expenses(2) of $26.9 million, or 13.4% of total revenue, compared to $21.4 million, or 13.3%, in the prior year
•Net loss grew 130.1% to $(16.5) million, as compared to a net loss of $(7.2) million in the prior year

•Adjusted EBITDA(2) grew 36.2% to $27.5 million, as compared to $20.2 million in the prior year
•Total store operating weeks of 8,319, as compared to 7,187 in the prior year
Balance Sheet & Liquidity
As of December 31, 2025, Cash and cash equivalents was $28.4 million and total debt was $26.7 million, consisting of $18.7 million outstanding under our credit facility and $8.0 million of financing obligations related to failed sale-leaseback arrangements.
As of December 31, 2025, the Company had repaid $30.1 million under its $50 million term loan facility resulting in $19.9 million of outstanding principal at the end of the year. The Company's $25 million revolving credit facility remains undrawn.
Full Year 2026 Outlook
For the full year 2026, we expect:
•36 new store openings
•Total Revenue in the range of $255 to $257 million
•Same Store Sales growth in the mid-single digits
•Adjusted EBITDA in the range of $33.5 to $34.5 million(3)
•Capital Expenditures in the range of $40 to $41 million which includes anticipated tenant improvement allowances.

(1) Same Store Sales Growth is defined in the section "Key Performance Measures".
(2) See “Non-GAAP Financial Measures” for a discussion of Store-Level Profit, Store-Level Profit Margin, Adjusted Selling, General, and Administrative Expenses, and Adjusted EBITDA and reconciliation of each measure to its most directly comparable GAAP measure.
(3) A reconciliation of adjusted EBITDA outlook to GAAP net income is not available without unreasonable efforts do to the due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliation, including share-based compensation.

Conference Call and Webcast Information
Black Rock Coffee Bar will host a conference call on March 3, 2026, at 5:00 p.m. Eastern Time to discuss fourth quarter and year ended December 31, 2025 results. The conference call can be accessed live over the phone by dialing 1-877-704-4453 or for international callers, 1-201-389-0920. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13757922. The replay will be available until Tuesday, March 17, 2026. A live webcast of the conference call and related presentation materials will also be available in the investor relations section of Black Rock Coffee Bar’s website, ir.br.coffee.
About Black Rock Coffee Bar
Black Rock Coffee Bar is a high-growth operator of guest-centric, drive-thru coffee bars offering premium caffeinated beverages and an elevated in-store experience crafted by our engaging baristas. Black Rock Coffee Bar was founded in 2008 in Beaverton, Oregon. What started as a single 160 square foot coffee bar in 2008 is now one of the fastest growing beverage companies in the United States by revenue and the largest fully company-owned coffee retailer in the country, with more than 180 locations spanning seven states from the Pacific Northwest to Texas.

Forward-Looking Statements
This release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, Black Rock Coffee Bar’s strategy, future financial condition, future operations, projected costs, prospects, plans, objectives of management, expected market growth, and full year 2026 outlook, including, new store openings, total revenue, same store sales growth, adjusted EBITDA, and capital expenditures. These statements are based on Black Rock Coffee Bar’s current expectations and beliefs, as well as a number of assumptions concerning future events. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Black Rock Coffee Bar’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements, including our history of losses and ability to achieve profitability; food safety and quality concerns; evolving consumer preferences and tastes and changes in consumer spending; our ability to compete successfully; our ability to open new stores or establish new markets; new stores may not be profitable or may close; our marketing programs may not be successful; interruption in our supply chain; our reliance on a limited number of suppliers, distributors and manufacturers; the impact of tariffs and potential changes to U.S. trade policy; impacts from inflation; geographic concentration of our stores; damage to our brand or reputation and negative publicity; failure to offer high-quality guest experience; our ability to maintain our culture; our inability to identify, recruit and retain qualified individuals for our stores; changes in the cost of labor; the ability to protect guests’ and employees’ confidential information; payment obligations under our Tax Receivable Agreement ("TRA"); risks related to our outstanding indebtedness; risks associated with our capital structure; and those other risks described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 filed with the Securities and Exchange Commission ("SEC") on November 12, 2025, as will be updated by our Annual Report on Form 10-K for the year ended December 31, 2025, once filed, and in our future reports to be filed with the SEC. Forward-looking statements contained in this release are made as of this date, and Black Rock Coffee Bar undertakes no duty to update such information except as required under applicable law.
Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” that are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Specifically, we make use of the non-GAAP financial measures “Adjusted EBITDA”, "Adjusted EBITDA Margin", “Store-Level Profit”, “Store-Level Profit Margin”, “Adjusted Selling, General, and Administrative Expenses”, and "Adjusted Selling, General, and Administrative Expenses Margin". We believe these non-GAAP financial measures assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our operating performance. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone provide. Please refer to the tables in this press release for a reconciliation of non-GAAP measures to the most directly comparable financial measure prepared in accordance with GAAP. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to the financial information prepared and presented in accordance with GAAP.

Store-Level Profit and Store-Level Profit Margin
Store-Level Profit represents store revenue in the specific period less beverage, food and packaging, labor and related expenses, occupancy and related expenses, and other store operating expenses, excluding depreciation and amortization and pre-opening costs in the period.
Store-Level Profit Margin represents Store-Level Profit as a percentage of store revenue. We use Store-Level Profit and Store-Level Profit Margin in our evaluation of the performance and profitability of each store.
We use Store-Level Profit and Store-Level Profit Margin to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures.
Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA is net loss adjusted to exclude interest expense, net, income tax expense, and depreciation and amortization, further adjusted to exclude certain items that we do not consider indicative of our ongoing operating performance, including transaction costs associated with our initial public offering ("IPO"), capital restructuring costs, equity-based compensation, gain (loss) on the remeasurement of the liability related to the TRA, certain litigation costs, net, point-of-sale system transition costs and other non-core costs. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of Total revenue.
We use Adjusted EBITDA and Adjusted EBITDA Margin to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, and to compare our performance against that of other peer companies using similar measures.
Adjusted Selling, General, and Administrative Expenses and Adjusted Selling, General, and Administrative Expenses Margin
Adjusted Selling, General and Administrative Expenses is selling, general, and administrative expenses adjusted to exclude transaction costs, capital restructuring costs, equity-based compensation, legal settlement, net, point-of-sale system transition costs and other costs. Adjusted Selling, General and Administrative Expenses Margin represents Adjusted Selling, General and Administrative Expenses as a percentage of Total revenue.
We use Adjusted Selling, General, and Administrative Expenses and Adjusted Selling, General, and Administrative Expenses Margin because it may provide a more meaningful comparison to prior periods and may be indicative of the level of such expenses to be incurred in future periods.

BLACK ROCK COFFEE BAR, INC.
Consolidated Statements of Operations
(in thousands, except share and per share amounts; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Store revenue	$53,566	$42,741	$200,086	$160,682
Other	73	71	235	235
Total revenue	53,639	42,812	200,321	160,917
Store operating costs and expenses (exclusive of depreciation and amortization presented separately below):
Beverage, food and packaging costs	14,682	12,514	56,323	46,491
Labor and related expenses	11,418	9,410	42,006	35,132
Occupancy and related expenses	4,446	3,463	16,087	13,107
Other store operating expenses	7,295	5,774	27,178	21,172
Total store operating costs and expenses	37,841	31,161	141,594	115,902
Selling, general and administrative expenses	9,426	7,804	41,324	25,261
Depreciation and amortization	3,343	3,030	12,199	10,364
Pre-opening costs	1,239	929	4,303	3,357
Total operating expenses	51,849	42,924	199,420	154,884
Income (loss) from operations	1,790	(112)	901	6,033
Interest expense, net	(322)	(2,927)	(9,350)	(11,115)
Other income (expense), net	335	(1,118)	(7,615)	(1,835)
Income (loss) before income taxes	1,803	(4,157)	(16,064)	(6,917)
Income tax expense	222	73	475	270
Net income (loss)	$1,581	$(4,230)	$(16,539)	$(7,187)
Less: Net loss attributable to Black Rock OpCo prior to the Transactions	—	$—	(16,377)	—
Less: Net income (loss) attributable to noncontrolling interest	929	—	(102)	20
Net income (loss) attributable to Black Rock Coffee Bar, Inc.	$652	$(4,230)	$(60)	$(7,207)
Net income (loss) per share of Class A common stock: (1)
Basic	$0.04	N/A	($0.00)	N/A
Diluted	$0.04	N/A	($0.00)	N/A
Weighted-average shares of Class A common stock outstanding
Basic	17,478,452	N/A	17,021,377	N/A
Diluted	17,544,504	N/A	17,021,377	N/A

(1) Basic and diluted net loss per share of Class A common stock is applicable only for the period September 12, 2025 through December 31, 2025, which is the period effective with and following the IPO and transactions related thereto.

BLACK ROCK COFFEE BAR, INC.
Consolidated Balance Sheets
(in thousands, except share and unit data; unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$28,406	$10,227
Receivables, net	3,450	4,304
Inventories	2,898	2,055
Prepaid expenses and deposits	5,363	2,860
Total current assets	40,117	19,446
Property and equipment, net	101,207	69,989
Operating lease right-of-use assets, net	126,903	101,591
Note receivable from related party	—	5,184
Other assets	277	—
Goodwill	9,360	9,360
Deferred income tax asset	52,764	—
Intangible assets, net	5,808	7,342
Total assets	$336,436	$212,912

LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS' EQUITY/MEMBERS' DEFICIT
Current liabilities:
Accounts payable	12,126	6,621
Accrued expenses	7,986	3,400
Accrued payroll and benefits	6,549	6,984
Deferred compensation	—	5,778
Gift card and loyalty program liability	2,126	1,186
Current portion of long-term debt	835	925
Current portion of operating lease liabilities	8,960	8,410
Total current liabilities	38,582	33,304
Tax receivable agreement liability	38,893	—
Long-term debt, net of current portion	25,917	89,269
Operating lease liabilities, net of current portion	128,338	107,000
Total liabilities	231,730	229,573
Commitments and Contingencies
Temporary equity
Series A ($1.00 par value per unit – 20,000,000 units authorized as of December 31, 2024; 3,804,698 units issued and outstanding as of December 31, 2024)	—	3,429
Series A-1 (2,000,000 units authorized; 1,468,058 units issued and outstanding as of December 31, 2024)	—	206,973
Series A-2 (900,000 units authorized; 893,835 units issued and outstanding as of December 31, 2024; aggregate liquidation preference of $168,785,545 as of December 31, 2024)	—	30,773
Total temporary equity	—	241,175
Shareholders' equity/members' deficit
Members’ deficit (4,000,000 Class A Common Units authorized as of December 31, 2024; 2,646,087 units issued and outstanding as of December 31, 2024)	—	(257,836)
Preferred stock, par value $0.00001 per share; 20,000,000 shares authorized, no shares issued or outstanding as of December 31, 2025	—	—
Class A common stock, par value $0.00001 per share; 500,000,000 shares authorized, 17,478,452 shares issued and outstanding as of December 31, 2025	—	—
Class B common stock, par value $0.00001 per share, 200,000,000 shares authorized, 10,916,155 shares issued and outstanding as of December 31, 2025	—	—
Class C common stock, par value $0.00001 per share, 50,000,000 shares authorized, 21,661,200 shares issued and outstanding as of December 31, 2025	—	—
Additional paid-in capital	45,735	—
Accumulated deficit	(60)	—
Total shareholders' equity attributable to Black Rock Coffee Bar, Inc./members' deficit	45,675	(257,836)
Noncontrolling interest	59,031	—
Total shareholders' equity/members' deficit	104,706	(257,836)
Total liabilities, temporary equity and shareholders' equity/members' deficit	$336,436	$212,912

BLACK ROCK COFFEE BAR, INC.
Summary Cash Flow Data
(in thousands; unaudited)

	Year Ended December 31,		Change
Summary of Cash Flows	2025	2024	$	%
Net cash provided by operating activities	$2,189	$13,305	$(11,116)	(83.5)%
Net cash used in investing activities	(35,315)	(22,921)	(12,394)	54.1%
Net cash provided by financing activities	51,305	2,643	48,662	1841.2%
Net increase (decrease) in cash and cash equivalents	$18,179	$(6,973)	$25,152	(360.7)%

BLACK ROCK COFFEE BAR, INC.
Key Performance Measures
($ in thousands; unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	Change	2025	2024	Change
Total Stores (End of Period)	181	149	32	181	149	32
Net New Store Openings	12	5	7	32	24	8
Same Store Sales Growth(1)	9.3%	9.5%	(0.2)%	10.1%	6.3%	3.8%
Average Unit Volume	$1,286	$1,186	$100	$1,286	$1,186	$100
Store revenue	$53,566	$42,741	$10,825	$200,086	$160,682	$39,404
Income (loss) from operations(3)	$1,790	$(112)	$1,902	$901	$6,033	$(5,132)
Income (loss) from operations margin(3)	3.3%	(0.3)%	3.6%	0.4%	3.7%	(3.3)%
Store-Level Profit(2)	$15,725	$11,580	$4,145	$58,492	$44,780	$13,712
Store-Level Profit Margin(2)	29.4%	27.1%	2.3%	29.2%	27.9%	1.3%
Net income (loss)(3)	$1,581	$(4,230)	$5,811	$(16,539)	$(7,187)	$(9,352)
Net income (loss) margin(3)	2.9%	(9.9)%	12.8%	(8.3)%	(4.5)%	(3.8)%
Adjusted EBITDA(2)	$6,515	$4,274	$2,241	$27,500	$20,194	$7,306
Adjusted EBITDA Margin(2)	12.1%	10.0%	2.1%	13.7%	12.5%	1.2%
Total store operating weeks(4)	2,251	1,896	355	8,319	7,187	1,132

(1)Same Store Sales Growth reflects the change in year-over-year sales for the comparable store base, which we define as stores open for 18 months or longer.
(2)See “Non-GAAP Financial Measures” for a discussion of Store-Level Profit, Store-Level Profit Margin, Adjusted EBITDA and Adjusted EBITDA Margin and reconciliation of each measure to its most directly comparable GAAP measure.
(3)The Company does not consider income (loss) from operations, income (loss) from operations margin, net income (loss) or net income (loss) margin to be key performance measures but has included such metrics in this table to provide the most directly comparable GAAP metric to Store-Level Profit, Store-Level Profit Margin, Adjusted EBITDA and Adjusted EBITDA Margin.
(4)Total store operating weeks are calculated based on the number of operating days for the store base and dividing by 7. Our store base is defined as stores opened as of the period end date. Management uses this metric as an indicator of our overall financial health, growth and future expansion prospects.

Supplemental Reconciliation of U.S. GAAP Actuals to Non-GAAP Actuals
Following are the reconciliations of the most comparable GAAP financial measures to non-GAAP financial measures. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and reconciliations from U.S. GAAP to Non-GAAP measures should be carefully evaluated. Please refer to "Non-GAAP Financial Measures" in this press release for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended December 31,
($ in thousands; unaudited)	2025	2024
Net income (loss)	$1,581	$(4,230)
Non-GAAP Adjustments:
Interest expense, net	322	2,927
Income tax expense	222	73
Depreciation and amortization	3,343	3,030
Transaction costs(1)	—	1,116
Capital restructuring costs	—	714
Equity-based compensation	1,213	—
TRA remeasurements	(334)	—
Legal settlement, net(2)	(86)	509
Other costs(3)	254	135
Adjusted EBITDA	$6,515	$4,274
Net income (loss) margin	2.9%	(9.9)%
Adjusted EBITDA Margin	12.1%	10.0%

(1)Includes non-recurring professional service fees and executive compensation related to our IPO.
(2)For the three months ended December 31, 2025, includes non-recurring legal fees, offset by insurance proceeds. For the three months ended December 31, 2024, includes legal costs stemming from the Roasters settlement (refer to Note 5 in the audited consolidated financial statements included in our final prospectus filed with the SEC on September 15, 2025 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Prospectus”)), along with other non-recurring legal fees.
(3)Non-recurring professional service and legal costs.

	Year Ended December 31,
($ in thousands; unaudited)	2025	2024
Net loss	$(16,539)	$(7,187)
Non-GAAP Adjustments:
Interest expense, net	9,350	11,115
Income tax expense	475	270
Depreciation and amortization	12,199	10,364
Transaction costs(1)	11,641	3,725
Capital restructuring costs(2)	7,937	1,771
Equity-based compensation	2,081	—
TRA remeasurements	(334)	—
Legal settlement, net(3)	149	(831)
Point-of-sale system transition costs	—	579
Other costs(4)	541	388
Adjusted EBITDA	$27,500	$20,194
Net loss margin	(8.3)%	(4.5)%
Adjusted EBITDA Margin	13.7%	12.5%

(1)Includes non-recurring professional service fees and executive compensation related to our IPO.

(2)For the year ended December 31, 2025, includes the forgiveness of our related party note receivable (refer to Note 14 in the unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025), a debt extinguishment charge related to the payoff of our Prior Credit Facility and fees incurred related to the Series A Redemption Agreement.
(3)For the year ended December 31, 2025, includes non-recurring legal costs, offset by insurance proceeds. For the year ended December 31, 2024, includes legal costs, offset by insurance proceeds, stemming from the Roasters settlement (refer to Note 5 in the audited consolidated financial statements included in our Prospectus), along with other non-recurring legal fees.
(4)Non-recurring professional service and legal costs.

	Three Months Ended December 31,
($ in thousands; unaudited)	2025	2024
Income (loss) from operations	$1,790	$(112)
Other	(73)	(71)
Selling, general and administrative expenses	9,426	7,804
Depreciation and amortization	3,343	3,030
Pre-opening costs	1,239	929
Store-Level Profit	$15,725	$11,580
Income (loss) from operations margin	3.3%	(0.3)%
Store-Level Profit Margin	29.4%	27.1%

	Year Ended December 31,
($ in thousands; unaudited)	2025	2024
Income from operations	$901	$6,033
Other	(235)	(235)
Selling, general and administrative expenses	41,324	25,261
Depreciation and amortization	12,199	10,364
Pre-opening costs	4,303	3,357
Store-Level Profit	$58,492	$44,780
Income from operations margin	0.4%	3.7%
Store-Level Profit Margin	29.2%	27.9%

	Three Months Ended December 31,
($ in thousands; unaudited)	2025	2024
Selling, general and administrative expenses	$9,426	$7,804
Non-GAAP Adjustments:
Transaction costs(1)	—	(1,116)
Equity-based compensation	(1,213)	—
Legal settlement, net(2)	86	(128)
Other costs(3)	(254)	(135)
Adjusted Selling, General, and Administrative Expenses	$8,045	$6,425
Selling, general and administrative expenses margin	17.6%	18.2%
Adjusted Selling, General, and Administrative Expenses Margin	15.0%	15.0%

(1)Includes non-recurring professional service fees and executive compensation related to our IPO.
(2)For the three months ended December 31, 2025, includes non-recurring legal fees, offset by insurance proceeds. For the three months ended December 31, 2024, includes legal costs stemming from the Roasters settlement (refer to Note 5 in the audited consolidated financial statements included in our Prospectus), along with other non-recurring legal fees.
(3)Non-recurring professional service and legal costs.

	Year Ended December 31,
($ in thousands; unaudited)	2025	2024
Selling, general and administrative expenses	$41,324	$25,261
Non-GAAP Adjustments:
Transaction costs(1)	(11,641)	(3,725)
Capital restructuring costs	—	(343)
Equity-based compensation	(2,081)	—
Legal settlement, net(2)	(149)	1,212
Point-of-sale system transition costs	—	(579)
Other costs(3)	(541)	(388)
Adjusted Selling, General, and Administrative Expenses	$26,912	$21,438
Selling, general and administrative expenses margin	20.6%	15.7%
Adjusted Selling, General, and Administrative Expenses Margin	13.4%	13.3%

(1)Includes non-recurring professional service fees and executive compensation related to our IPO.
(2)For the year ended December 31, 2025, includes non-recurring legal costs, offset by insurance proceeds. For the year ended December 31, 2024, includes legal costs, offset by insurance proceeds, stemming from the Roasters settlement (refer to Note 5 in the audited consolidated financial statements included in our Prospectus), along with other non-recurring legal fees.
(3)Non-recurring professional service and legal costs.

Investor Contact:
Will MacIntosh
investors@br.coffee
(541) 208-1860